Exhibit 99.1

Information Relating to Part II.

Item 14. - Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of shares of common stock of Ecovyst Inc., registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-255514) filed on April 26, 2021, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$8,102
FINRA filing fee	—
Blue sky fees and expenses	10,000
Printing and engraving expenses	50,000
Accounting fees and expenses	515,000
Legal fees and expenses	460,000
Transfer agent and registrar fees	8,200
Miscellaneous fees and expenses	48,698

TOTAL	$1,100,000